UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 22, 2007
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2007, National Holdings Corporation (the “Company,” “we” or “us”) completed a private placement of securities pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), dated February 22, 2007, by and among the Company and the investors named therein (the “Investors”).

In connection with the private placement, we sold to the Investors 10% promissory notes (the “Notes”) in the aggregate principal amount of $1,000,000 and warrants (the “Warrants”) to purchase an aggregate of 250,000 shares of our common stock, par value $0.02 per share (the “Common Stock”). The securities were sold for a gross purchase price of $1.0 million. The Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the private placement. The Investors include Christopher C. Dewey and St. Cloud Capital Partners, L.P., a Los Angeles, California based private mezzanine investment fund formed in December 2001 that invests in debt and equity securities of lower middle market companies (“St. Cloud”). Mr. Dewey and Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud, are each members of the Company’s board of directors. The Company paid a $10,000 closing fee in connection with this transaction, of which $5,000 was paid to St. Cloud.

Notes

The aggregate principal amount of Notes issued in the private placement was $1,000,000.

The Notes bear interest at 10% per annum payable quarterly in arrears, mature two years from the date of issuance, are unsecured and are not convertible into any other securities of the Company. Each of the Notes may be prepaid, at the option of the Company, in whole or in part, at any time without penalty.

Warrants

In connection with the private placement, the Company issued Warrants to purchase a total of 250,000 shares of Common Stock. Each Warrant has an exercise price of $1.40 per share and expires five years from the date of issuance. The number of shares of Common Stock subject to each Warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the Investors in connection with the private placement. Pursuant to the terms of the Registration Rights Agreement, the Investors have been granted certain piggy-back and demand registration rights.

The description of the Purchase Agreement, the Registration Rights Agreement, and the terms of the Notes and Warrants issued in the private placement, contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copies of the Purchase Agreement and Registration Rights Agreement and forms of Note and Warrant attached hereto as exhibits, each of which is incorporated herein by reference. A copy of the press release that we issued regarding the completion of the private placement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and all of the Investors have provided certain representations to us evidencing that they are “accredited investors” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 8.01	Other Events.

On February 23, 2007, the Company issued a press release announcing the closing of the private placement described in Item 1.01. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit

4.4	Form of Warrant.

4.5	Form of 10% Promissory Note.

10.52	Securities Purchase Agreement, dated as of February 22, 2007 by and among National Holdings Corporation and the investors set forth therein.

10.53	Registration Rights Agreement, dated as of February 22, 2007 by and among National Holdings Corporation and the investors set forth therein.

99.1	Press Release dated February 23, 2007.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/s/ MARK GOLDWASSER
Mark Goldwasser
President and Chief Executive Officer

Dated: February 23, 2007